UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Granite Construction Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Granite Construction Incorporated

585 West Beach Street

Watsonville, California 95076

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 2, 2021

The following supplemental information is being provided to the shareholders of Granite Construction Incorporated (the “Company”) for the purpose of correcting the description of the effect of abstentions on the proposal to approve the Granite Construction Incorporated 2021 Equity Incentive Plan (Proposal 3) as described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2021 (the “Proxy Statement”). There are no other modifications or supplements to the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on Proposal 3 or any other proposal. If you would like to change or revoke your prior vote on Proposal 3 or any other proposal, please refer to the Proxy Statement for instructions on how to do so.

The New York Stock Exchange (the “NYSE”) requires that Proposal 3 be approved by at least a majority of the votes cast on such proposal. Under applicable NYSE guidance, an abstention will be treated as a vote cast for NYSE purposes. Accordingly, abstentions will have the same effect as a vote “against” Proposal 3.

Accordingly, the following sections of the Proxy Statement are amended as follows to reflect that an abstention from Proposal 3 will be counted as a vote cast and will, therefore, have the same effect as a vote against Proposal 3. As described in the Proxy Statement, abstentions will have no effect on the outcome of Proposals 1, 2 or 4.

What Is the Voting Requirement To Approve the Proposals?

If there is a quorum, nominees for election to the Board in an uncontested election who receive the affirmative vote of a majority of the votes cast will be elected as members of our Board of Directors for the upcoming three-year term and until his/her successor is elected and qualified or he/she resigns or until his/her death, retirement or removal, or other cause identified in Granite's bylaws. This means that a majority of votes cast "for" the election of a nominee must exceed the number of votes cast "against" the nominee's election. Each of the other matters identified in the notice, other than Proposal 3, will be approved if it receives the affirmative vote of a majority of the votes cast affirmatively or negatively on such matter. Proposal 3 will be approved if it is approved by a majority of the votes cast (i.e., the number of votes cast in favor of the proposal exceeds the aggregate of votes cast against the proposal plus abstentions). Any other matters properly proposed at the meeting, including a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies), will also be determined by a majority of the votes cast affirmatively or negatively, except as otherwise required by law or by Granite's Certificate of Incorporation, as amended, or bylaws.

If you hold shares through a broker, trust, bank or other nominee (i.e., in "street name"), and you do not provide your broker, trust, bank or other nominee with voting instructions, "broker non-votes" may occur. Generally, a broker non-vote occurs when a broker, trust, bank or other nominee who holds shares for a beneficial owner does not vote on a particular matter (i.e., a non-routine matter) because the broker, trust, bank or other nominee does not have discretionary voting power with respect to that matter and has not received instructions on such matter from the beneficial owner. Among our proposals, a broker, trust, bank or other nominee will have discretionary voting power only with respect to the proposal to ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2021.

How Are Votes Counted?

In the election of directors and for all other proposals, you may vote "For," "Against" or "Abstain" with respect to each of the nominees and proposals. If you elect to abstain in the election of directors or any of the other matters, except Proposal 3, the abstention will not impact the outcome of these matters. In tabulating the voting results for the election of directors and such other matters, except Proposal 3, only "For" and "Against" votes are counted for purposes of determining whether a majority has been obtained. Abstentions and broker non-votes are not considered to be votes cast affirmatively or negatively and therefore will have no effect on the outcome of the vote on any of these matters, except Proposal 3. For Proposal 3, abstentions will be treated as a vote cast and will have the same effect as a vote “Against” Proposal 3. In tabulating the voting results for Proposal 3, “For, “Against” and “Abstain” are counted for purposes of determining whether a majority has been obtained. Broker non-votes are not considered to be votes cast affirmatively or negatively and therefore will have no effect on the outcome of the vote on Proposal 3.

If you vote by proxy card, telephone or the Internet, your shares will be voted at the Annual Meeting in the manner you indicated. Kyle T. Larkin, Elizabeth L. Curtis and M. Craig Hall are officers of the Company and were named by our Board of Directors as proxy holders. They will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors. This proxy statement contains a description of each item that you are to vote on along with our Board's recommendations. Below is a summary of our Board's recommendations:

●	For the election of each of the six (6) director nominees;
●	For the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement;
●	For the approval of the Granite Construction Incorporated 2021 Equity Incentive Plan; and
●

For the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2021.

As to any other matter that may be properly proposed at the Annual Meeting, including a motion to adjourn the Annual Meeting to another time or place, the shares will be voted in the discretion of the persons named on your proxy card.